Exhibit 4.11.1

THIS FIRST AMENDING AGREEMENT (this "**Amending Agreement**") made as of the 20th day of March, 2014

A M O N G:

CATALYST PAPER CORPORATION, CATALYST PAPER, CATALYST PAPER HOLDINGS INC. and CATALYST PAPER (USA) INC.

(hereinafter collectively called the "**Borrowers**"),

OF THE FIRST PART

- and -

CATALYST PULP AND PAPER SALES INC., CATALYST PULP SALES INC., CATALYST PULP OPERATIONS LIMITED, CATALYST PAPER (SNOWFLAKE) INC., PACIFICA PAPERS SALES INC., PACIFICA PAPERS US INC., PACIFICA POPLARS INC., PACIFICA POPLARS LTD., 0606890 B.C. LTD., CATALYST PAPER ENERGY HOLDINGS INC. and ELK FALLS PULP AND PAPER LIMITED

(together with the Borrowers, hereinafter collectively called the "**Loan Parties**")

OF THE SECOND PART

- and -

THE FINANCIAL INSTITUTIONS indicated on the signature pages hereto

(herein called the "**Lenders**"),

OF THE THIRD PART

- and -

CANADIAN IMPERIAL BANK OF COMMERCE

(herein called the "**Administrative Agent**")

OF THE FOURTH PART

WHEREAS the Borrowers, the Administrative Agent and the Lenders are party to a credit agreement dated as of September 13, 2012 (as amended, the "**Credit Agreement**");

AND WHEREAS the parties hereto wish to amend certain terms and conditions of the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable considerations, the parties hereto agree to amend the Credit Agreement as provided herein:

Section 1 General

In this Amending Agreement (including the recitals) unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.

Section 2 To be Read with Credit Agreement

This Amending Agreement is an amendment to the Credit Agreement. Unless the context of this Amending Agreement otherwise requires, the Credit Agreement and this Amending Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amending Agreement were contained in one agreement. The term "Agreement" when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time.

Section 3 Amendments

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

""**Amending Agreement**" means the first amending agreement to this Agreement dated as of March 20, 2014 among the Borrowers, the Administrative Agent and the Lenders.

"**Second Closing Date**" means March 20, 2014.

"**Term Agent**" means Canadian Imperial Bank of Commerce, in its capacity as administrative agent pursuant to the Term Loan Credit Agreement.

"**Term Lenders**" means each of those lenders to the Company pursuant to the Term Loan Credit Agreement.

"**Term Loan**" means the Cdn.$20,000,000 loan advanced by the Term Lenders to the Company pursuant to the Term Loan Credit Agreement.

"**Term Loan Credit Agreement**" means the credit agreement dated as of March 20, 2014 among the Company, as borrower, and the Loan Parties, the Term Agent and the Term Lenders, as such agreement may be amended or restated from time to time.

"**Term Loan Reserve**" means the principal amount of the Term Loan that remains outstanding."

(b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Notes" and replacing such deletion as follows:

""Notes" means the PIK Toggle Notes and, until such time that the advance of the Term Loan is made under the Term Loan Credit Agreement, the Exit Notes."

(c) Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "Administrative Agent" in subsection (A) of the definition of "Borrowing Base" and replacing such deletion with "Co-Collateral Agents".

(d) Section 1.01 of the Credit Agreement is hereby amended by deleting subsection (B) of the definition of "Borrowing Base" and replacing such deletion as follows:

"(B) any article, publication, report, study or other written material authored, or sponsored or any public statement, in each case, by a reputable source, as determined by the Co-Collateral Agents in their sole and absolute discretion, in respect of Pension Obligations (including the scope and or priority of any Lien therefor) which the respective account management teams of the Co-Collateral Agents becomes aware after the date hereof and that results in the Co-Collateral Agents changing their view on the interpretation of Applicable Law they held on or before April 8, 2011 in respect of the scope or priority of the Lien in respect of the Pension Obligations in a Canadian Pension Plan to an interpretation that a Lien (including a trust (whether statutory, legal or equitable) or any deemed trust) under any Applicable Law in respect of any Pension Obligations in the Canadian Pension Plan, if and when it may arise, will or is more likely to have priority over, or ranking *pari passu* with the Liens created by the Collateral Documents; minus"

(e) Section 1.01 of the Credit Agreement is hereby amended by adding the words "deemed trust" after "adverse claim," in the definition "Lien."

(f) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Material Indebtedness" and replacing such deletion as follows:

""Material Indebtedness" means (a) all indebtedness under the Base Note Indenture and the Notes and (b) any Indebtedness (other than Indebtedness under the Base Loan Indenture) of any one or more of the Loan Parties in an aggregate principal amount exceeding $25,000,000 in any one time outstanding."

(g) Section 1.01 of the Credit Agreement is hereby amended by adding the following subsection (j1) following (j) in the definition of "Borrowing Base":

"(j1) Should Availability be less than $50,000,000 for a period of three consecutive Business Days, the Term Loan Reserve which Term Loan Reserve shall remain in effect until Availability is greater than $50,000,000 for ninety consecutive Business Days."

(h) Section 1.01 of the Credit Agreement is hereby amended by adding the following new subsection (dd2) following "(dd)" and prior to "(ee)" in the definition of "Permitted Liens":

"(dd2) Liens on Collateral in favour of the Collateral Trustee securing Indebtedness permitted by Section 6.01(i);"

(i) Section 1.01 of the Credit Agreement is hereby amended by deleting subsection (ff) of the definition of Permitted Liens and replacing such deletion with:

"(ff) Liens constituting or arising in respect of deemed trusts relating to withholdings, payments or other obligations which are not yet due or delinquent;"

(j) Section 1.01 of the Credit Agreement is hereby amended by adding ", a Co-Collateral Agent" after the reference to "Administrative Agent" in subsection (e) of the definition of "Reserves".

(k) Section 6.01(b) of the Credit Agreement is hereby amended by deleting "US$285,000,000" and replacing such deletion with "US$250,000,000".

(l) Section 6.01(c) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

"(c) additional Indebtedness which constitutes Noteholder Secured Obligations permitted under the Intercreditor Agreement, provided that the aggregate amount of the Noteholder Secured Obligations (for certainty, inclusive of the Indebtedness owing pursuant to Section 6.01(b) and including the indebtedness owing pursuant to the Term Loan Credit Agreement) outstanding shall at no time exceed the amount which is from time to time equal to the Canadian Dollar Equivalent of US$345,000,000 (the "Senior Notes Cap") provided that no additional indebtedness may be incurred should there exist a Default or Event of Default or would arise as a result of the incurrence thereof;"

(m) Section 6.01(i) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

"(i) Indebtedness under the Term Loan Credit Agreement;".

(n) Section 6.06(c) of the Credit Agreement is hereby amended by adding the following at the end of such subsection and immediately following the words "as at such date":

". Notwithstanding the foregoing, on the Second Closing Date the Company may obtain an Advance in the amount of US$20,387,665.88 to be used for the purpose of assisting in the defeasance of the Exit Notes"

(o) Article VII of the Credit Agreement is hereby amended by adding the following "(t1)" after "(t)":

"(t1") any event of default exist under the Term Loan Credit Agreement;".

Section 4 Term Loan Credit Agreement

The Company shall use the proceeds derived from the Term Loan on the date of advance to repay the Advance made on the date hereof to the Company by the Lenders which Advance was used by the Company to assist in the defeasance of all Indebtedness owing by the Company pursuant to the Exit Notes.

Section 5 Representations and Warranties

In order to induce the Lenders to enter into this Amending Agreement, the Borrowers represent and warrant to the Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a) the representations and warranties set forth in Article Three of the Credit Agreement continue to be true and correct as of the Second Closing Date;

(b) all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Amending Agreement by the Borrowers and the Loan Parties. The Borrowers and the Loan Parties have duly executed and delivered this Amending Agreement. This Amending Agreement is a legal, valid and binding obligation of the Borrowers and the Loan Parties enforceable against each of them by the Administrative Agent and the Lenders in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditor's rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies; and

(c) as of the date hereof, no Default or Event of Default exists.

Section 6 Conditions Precedent

This Amending Agreement shall be effective once the Lenders are satisfied that the following terms and conditions have been fulfilled or the Lenders have agreed to waive compliance with any such term or condition:

(a) this Amending Agreement shall have been executed and delivered by the Borrowers, the Loan Parties, the Administrative Agent and the Lenders;

(b) the Administrative Agent shall have received an executed acknowledgement and confirmation agreement, in form and substance satisfactory to the Administrative Agent, from each Loan Party as to the continuing effectiveness of the Loan Guarantee and Security delivered by it;

(c) the Administrative Agent and the Lenders shall have received a true copy of the Term Loan Credit Agreement and all material documentation delivered in connection therewith and shall be satisfied with the terms contained therein;

(d) the Borrowers shall have provided to the Administrative Agent and the Co-Collateral Agents a Borrowing Base Certificate effective as of a date agreed to by the Administrative Agent;

(e) the Administrative Agent shall have received evidence satisfactory to it of the consent of the holders of the Notes to the entering into and delivery by the parties thereto of the Term Loan Credit Agreement and the documentation required in connection therewith.

(f) the Administrative Agent shall be satisfied that the Company will defease the indebtedness owing by the Company pursuant to the Exit Notes on the date hereof and shall apply the proceeds from the Term Loan (after any deductions of fees owing by the Company) to repay indebtedness owing to the Lenders pursuant to the Credit Agreement;

(g) delivery to the Administrative Agent of a certificate of an officer of each Borrower certifying, among other things, (i) true and complete copies of the articles and by-laws of such Borrower, (ii) true and complete copies of resolutions passed by such Borrower authorizing the execution and delivery of this Agreement, (iii) incumbency, (iv) no Material Adverse Effect has occurred, and (v) all representations and warranties contained in Section 5 of this Amending Agreement are true and correct; and

(h) the Administrative Agent shall have received legal opinions as to, *inter alia*, the enforceability of this Amending Agreement as against the Loan Parties.

Section 7 Expenses

The Borrowers shall pay all reasonable fees and expenses, including, without limitation, legal fees incurred by the Administrative Agent and Lenders in connection with the preparation, negotiation, completion, execution, delivery and review of this Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

Section 8 Continuance of Credit Agreement and Security

The Credit Agreement, as changed, altered, amended or modified by this Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

Section 9 Counterparts

This Amending Agreement may be executed and delivered by facsimile transmission or PDF via email and each of the parties hereto may rely on such signature as though such signature were an original signature. The Amending Agreement may be executed in any number of separate counterparts all of which when taken together shall constitute one and the same agreement.

Section 10 Governing Law

This Amending Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day and year first above written.

CATALYST PAPER CORPORATION

By: ______________________
Name: David L. Adderley
Title: General Counsel Vice President

CATALYST PAPER, by its Managing Partner, CATALYST PAPER CORPORATION

By: ______________________
Name: David L. Adderley
Title: General Counsel Vice President

CATALYST PAPER HOLDINGS INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

CATALYST PAPER (USA) INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

CATALYST PULP AND PAPER SALES INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

CATALYST PULP SALES INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

CATALYST PULP OPERATIONS LIMITED

By: ______________________
Name: Patricia Sakai
Title: Treasurer

CATALYST PAPER (SNOWFLAKE) INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

PACIFICA PAPERS SALES INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

PACIFICA PAPERS US INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

PACIFICA POPLARS INC.

By: ______________________
Name: Patricia Sakai
Title: Treasurer

PACIFICA POPLARS LTD.

By: ______________________
Name: Patricia Sakai
Title: President

0606890 B.C. LTD.

By: ______________________
Name: Patricia Sakai
Title: President

[SIGNATURE PAGE TO FIRST AMENDING AGREEMENT]

CATALYST PAPER ENERGY HOLDINGS INC.

By: [signature]

Name: Patricia Sakai
Title: President

ELK FALLS PULP AND PAPER LIMITED

By: [signature]

Name: Patricia Sakai
Title: President

CANADIAN IMPERIAL BANK OF COMMERCE
individually and as Administrative Agent, Issuing Bank, Swingline Lender and Lender

By: ______________________________
Name: David Carson
Title: AUTHORIZED SIGNATORY

By: ______________________________
Name: Joseph Arnone
Title: AUTHORIZED SIGNATORY

[SIGNATURE PAGE TO FIRST AMENDING AGREEMENT]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as Co-Collateral Agent and Lender

By: ______________________________
Name:
Title:

By: ______________________________
Name: **Trevor Tysick**
Title: **Assistant Vice President**
Wells Fargo Capital Finance Corporation Canada

EXPORT DEVELOPMENT CANADA, as Lender

By: ______________________
Name: Victor Samuel
Title: Asset Manager

By: ______________________
Name: Richard Leong
Title: Asset Manager

[SIGNATURE PAGE TO FIRST AMENDING AGREEMENT]

AMENDMENT NO. 2 (this "Amendment"), dated as of March 20 2014, among Catalyst Paper Corporation, a corporation incorporated under the laws of Canada, as issuer (the "Company"), the Guarantors party hereto, Wilmington Trust, National Association, as Trustee under the Indenture, Canadian Imperial Bank of Commerce, as Additional Secured Debt Representative, and Computershare Trust Company of Canada, as Collateral Trustee.

WITNESSETH

WHEREAS, the Company, the Guarantors, the Trustee, the Additional Secured Debt Representative and the Collateral Trustee have entered into the Collateral Trust Agreement, dated as of September 13, 2012 (as amended or supplemented through the date hereof, the "Collateral Trust Agreement"); and

WHEREAS, pursuant to Section 7.1(a) of the Collateral Trust Agreement, the parties thereto may in certain circumstances amend or supplement the Collateral Trust Agreement with the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Collateral Trust Agreement.

2. AMENDMENTS TO THE COLLATERAL TRUST AGREEMENT.

(a) Section 1.1 of the Collateral Trust Agreement is hereby amended by replacing the definition of "Guarantee" with the following:

""**Guarantee**" means a guarantee of a Note pursuant to the terms of the Indenture or a guarantee of the Term Loan."

(b) Section 1.1 of the Collateral Trust Agreement is hereby amended by replacing the definition of "Guarantors" with the following:

""**Guarantors**" means, collectively, all of the Restricted Subsidiaries of the Company that hereafter are or become a guarantor pursuant to any Guarantee and, for the avoidance of doubt, a "Guarantor" means any one of them."

(c) Section 1.1 of the Collateral Trust Agreement is hereby amended by adding the following definition:

""**Term Loan**" means the non-revolving term loan of the Company in a principal amount not to exceed at any one time outstanding Cdn$20,000,000 and constituting Priority Lien Debt hereunder, together with the agreements and instruments related thereto, in each case as such term loan and related agreements and instruments may be amended, extended, supplemented or otherwise modified from time to time, including any amendment and restatement, refinancing or replacement thereof (other than, in

each case, an amendment, supplement or other modification or refinancing or replacement that seeks to increase the principal amount of borrowings available thereunder)."

3. RULES OF INTERPRETATION.

(a) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of the Collateral Trust Agreement.

(b) The use in this Amendment or any of the other Collateral Documents of the word "include" or "including," when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

(c) References to "Sections," "clauses," "recitals" and the "preamble" will be to Sections, clauses, recitals and the preamble, respectively, of this Amendment unless otherwise specifically provided.

(d) This Amendment will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Amendment.

(e) In the event of any conflict between any terms and provisions set forth in this Amendment and those set forth in Section 8.12 of the Indenture (with respect to the Collateral Trustee) or any other Collateral Document (other than the Intercreditor Agreement, Article 2 of the Security Agreements and Article 2 of the security agreement, dated as of the date hereof, by and between the Company and the applicable Guarantors, on the one hand, and the Collateral Trustee, on the other hand, as may be amended from time to time), the terms and provisions of this Amendment shall supersede and control the terms and provisions of Section 8.12 of the Indenture (with respect to the Collateral Trustee) or such other Collateral Document (other than the Intercreditor Agreement, Article 2 of the Security Agreements and Article 2 of the security agreement, dated as of the date hereof, by and between the Company and the applicable Guarantors, on the one hand, and the Collateral Trustee, on the other hand, as may be amended from time to time). In the event of any conflict between any terms and provisions set forth in this Amendment and those set forth in the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall supersede and control the terms and provisions of this Amendment.

4. GOVERNING LAW AND MISCELLANEOUS PROVISIONS. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Amendment.

5. RATIFICATION OF COLLATERAL TRUST AGREEMENT. The Collateral Trust Agreement as supplemented by this Amendment is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Collateral Trust Agreement in the manner and to the extent herein and therein provided.

6. TRUSTEE; COLLATERAL TRUSTEE. Neither the Trustee nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

CATALYST PAPER CORPORATION

By: ______________________
Name:
Title:

0606890 B.C. LTD.

By: ______________________
Name:
Title:

CATALYST PAPER

By: CATALYST PAPER CORPORATION, its managing partner

By: ______________________
Name:
Title:

CATALYST PAPER ENERGY HOLDINGS INC.

By: ______________________
Name:
Title:

CATALYST PULP AND PAPER SALES INC.

By: ______________________
Name:
Title:

CATALYST PULP OPERATIONS LIMITED

By: ____________________
Name:
Title:

CATALYST PULP SALES INC.

By: ____________________
Name:
Title:

ELK FALLS PULP AND PAPER LIMITED

By: ____________________
Name:
Title:

PACIFICA POPLARS LTD.

By: ____________________
Name:
Title:

CATALYST PAPER HOLDINGS INC.

By: ____________________
Name:
Title:

CATALYST PAPER (SNOWFLAKE) INC.

By: ____________________
Name:
Title:

CATALYST PAPER (USA) INC.

By: ______________________
Name:
Title:

PACIFICA PAPERS SALES INC.

By: ______________________
Name:
Title:

PACIFICA PAPERS US INC.

By: ______________________
Name:
Title:

PACIFICA POPLARS INC.

By: ______________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By: ______________________________
Name: Joseph P O'Donnell
Title: Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, AS ADDITIONAL SECURED DEBT REPRESENTATIVE

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, AS COLLATERAL TRUSTEE

By: ______________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By: ______________________________
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, AS ADDITIONAL SECURED DEBT REPRESENTATIVE

By: ______________________________
Name: David Carson
Title: AUTHORIZED SIGNATORY

By: ______________________________
Name: Joseph Arnone
Title: AUTHORIZED SIGNATORY

COMPUTERSHARE TRUST COMPANY OF CANADA, AS COLLATERAL TRUSTEE

By: ______________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By: ______________________________
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, AS ADDITIONAL SECURED DEBT REPRESENTATIVE

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, AS COLLATERAL TRUSTEE

By: ______________________________
Name: NICOLE H. CLEMENT
Title: Alice Kollen

Execution Version

AMENDMENT NO. 1 TO COLLATERAL TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE COLLATERAL TRUST AGREEMENT, dated as of March 19, 2013 (this "Amendment"), is made among Catalyst Paper Corporation (the "Company"), the Guarantors party hereto, and Computershare Trust Company of Canada, as collateral trustee (the "Collateral Trustee").

WHEREAS, the Company, the Guarantors named therein, Wilmington Trust, National Association, as trustee (the "Trustee") and the Collateral Trustee have previously entered into that certain Collateral Trust Agreement, dated as of September 13, 2012 (as amended and supplemented through the date hereof, the "Collateral Trust Agreement"); and

WHEREAS, the Company wishes to amend the Collateral Trust Agreement to reflect certain changes.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; REFERENCES

1.1 Definitions. Unless otherwise defined herein, all capitalized terms used herein (including in the Preamble and Recitals hereto) shall have the respective meanings provided in the Collateral Trust Agreement. The Rules of Interpretation set forth in Section 1.2 of the Collateral Trust Agreement shall apply hereto as though set forth herein.

1.2 References. Unless otherwise stated herein, all references to section numbers herein shall refer to sections of the Collateral Trust Agreement.

ARTICLE 2

AMENDMENT

2.1 Amendment to Section 4.1(a)(3). Section 4.1(a)(3) is hereby amended by inserting the following at the end of such section: ", provided, however, that if such Guarantor's guaranty of all Secured Obligations could have otherwise been released in accordance with all applicable Secured Debt Documents, and the Company shall have determined that maintaining such guaranty would provide additional rights or benefits to the Secured Parties (as evidenced by an Officer's Certificate delivered to the Collateral Trustee), then clause (i) shall be deemed to have been satisfied without the release of such guaranty"

ARTICLE 3

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on the date first written above when the following conditions have been met:

3.1 Counterparts of this Amendment. The Collateral Trustee shall have executed and delivered as well as received counterparts hereof executed and delivered on behalf of the Company and the Guarantors.

3.2 Officers' Certificate. The Collateral Trustee shall have received an Officer's Certificate (a) directing the Collateral Trustee to execute this Amendment and (b) confirming that this Amendment will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents or the ABL Debt Documents.

3.3 Opinion. The Collateral Trustee shall have received an opinion of counsel to the effect that the execution of the Amendment is authorized and permitted under the Collateral Trust Agreement.

ARTICLE 4

MISCELLANEOUS

4.1 Full Force and Effect. Except to the extent specifically amended herein, the Collateral Trust Agreement remains in full force and effect.

4.2 Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

4.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the Collateral Trust Agreement.

4.4 Severability. If any provision of this Amendment is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

4.5 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Amendment and will in no way modify or restrict any of the terms or provisions hereof.

4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

CATALYST PAPER CORPORATION

By: ______________________
Name: David L. Adderley
Title: Vice President and General Counsel

0606890 B.C. LTD.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PAPER

By: CATALYST PAPER CORPORATION,
its managing partner

By: ______________________
Name: David L. Adderley
Title: Vice President and General Counsel

CATALYST PAPER ENERGY HOLDINGS INC.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PULP AND PAPER SALES INC.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PULP OPERATIONS LIMITED

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PULP SALES INC.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

ELK FALLS PULP AND PAPER LIMITED

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

PACIFICA POPLARS LTD.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PAPER HOLDINGS INC.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PAPER (SNOWFLAKE) INC.

By: ______________________
Name: David L. Adderley
Title: Corporate Secretary and Legal Counsel

CATALYST PAPER (USA) INC.

By: ______________________

Name: David L. Adderley

Title: Corporate Secretary and Legal Counsel

PACIFICA PAPERS SALES INC.

By: ______________________

Name: David L. Adderley

Title: Corporate Secretary and Legal Counsel

PACIFICA PAPERS US INC.

By: ______________________

Name: David L. Adderley

Title: Corporate Secretary and Legal Counsel

PACIFICA POPLARS INC.

By: ______________________

Name: David L. Adderley

Title: Corporate Secretary and Legal Counsel

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Collateral Trustee

By: ______________________
Name: **Alice Kollen**
Title: **Corporate Trust Officer**

Margarita Zubiran
Associate Trust Officer

[Signature Page to Amendment No. 1]